Exhibit 99.1

Coty Inc. Reports First Quarter Fiscal 2014 Results

Decline in Net Revenues Driven by U.S. Market Slowdown and Trade Destocking

Strong Growth in Emerging Markets

Strong Cash Flow Generation

NEW YORK – November 7, 2013 — Coty Inc. (NYSE: COTY) today announced financial results for the first quarter of fiscal 2014, ended September 30, 2013.

Results at a glance	Three Months Ended September 30, 2013
		Change
		Reported	Constant
(in millions, except per share data)		Basis	Currency
Net revenues	$1,178.2	(3%)	(3%)
- Like-for-like*	(3%)
Operating income - reported	165.6	(0%)
Operating income - adjusted*	186.1	(8%)	(7%)
Net income - reported	93.5	8%
Net income - adjusted*	108.3	(8%)
EPS (diluted) - reported	0.24	9%
EPS (diluted) - adjusted*	0.28	(7%)

* These measures are Non-GAAP Financial Measures. Refer to “Basis of Presentation and Exceptional Items” and “Non-GAAP Financial Measures” for discussion of these measures. Reconciliations from reported to adjusted results can be found at the end of this release.

First Quarter Fiscal 2014 Summary

•	Net revenues of $1,178.2 million decreased 2.6% like-for-like and 2.9% as reported relative to the prior-year period
•	Adjusted operating income of $186.1 million decreased from $203.0 million in the prior-year period
•	Adjusted net income of $108.3 million decreased from $117.8 million in the prior-year period
•	Adjusted earnings per diluted share decreased to $0.28 from $0.30 in the prior-year period
•	Net cash provided by operating activities, excluding cash used for private company stock option exercises, increased by $123.0 million to $101.2 million from a use of ($21.8) million in the prior-year period

Commenting on the Company’s performance, Michele Scannavini, CEO of Coty Inc., said, “In the first quarter we faced a significant market slowdown in the fragrance and nail categories, particularly in the U.S. This triggered heavy trade destocking and a slower order pace that meaningfully affected our U.S. mass market and overall business. On the other hand, we are very pleased with our growth in the prestige channel and in the emerging markets, areas we had targeted for accelerated development.

While our business is facing challenges in the first half of the fiscal year, we are targeting the return to sustained top-line growth in the second half, fueled by strong initiative plans on our power brands, particularly in the Color Cosmetics segment, and further acceleration of our business in the emerging markets. During this time, we will continue with our successful efforts to further optimize our cost structure and increase the cash generation from our business.”

Page 1 of 17 – Coty Inc. Reports First Quarter Fiscal 2014 Results

Basis of Presentation and Exceptional Items

The term “like-for-like” describes the performance of the business on a comparable basis, excluding material acquisitions, all divestitures, discontinued operations and foreign currency exchange translations to the extent applicable. “Like-for-like” does not exclude net revenues from joint venture consolidations and conversion from third-party to direct distribution. The term “adjusted” excludes the impact of non-recurring items, private company share-based compensation expense and restructuring costs to the extent applicable. Refer to “Non-GAAP Financial Measures” for a definition of free cash flow.

Net revenues are reported by segment and geographic region and are discussed below on a like-for-like basis. Operating income is reported by segment. All changes in margin percentage are described in basis points rounded to the nearest tenth of a percent.

Net revenues, adjusted selling, general and administrative expense (SG&A) and adjusted operating income are presented on an actual and a constant currency basis. SG&A, operating income, effective tax rate, net income and earnings per share (EPS) are presented on a reported (GAAP) basis and an adjusted (non-GAAP) basis. Adjusted SG&A, adjusted operating income, adjusted effective tax rate, adjusted net income and adjusted EPS on an actual and constant currency basis, net revenues on a constant currency basis and like-for-like are non-GAAP financial measures. A reconciliation between GAAP and non-GAAP results can be found in the tables and footnotes at the end of this release.

First Quarter Fiscal 2014 Summary Operating Review

Net revenues of $1,178.2 million decreased 2.6% like-for-like and 2.9% as reported from the prior-year period. The like-for-like decline was driven by the Americas, which saw a 10% decline primarily caused by consumption slowdown in the mass nail and fragrance markets, and consequently reduced low orders and trade destocking particularly in the U.S. mass channel. Excluding the Americas, net revenues in the rest of the world grew, with EMEA up 2% and Asia Pacific up 7%. Emerging markets had strong 8% growth. By segment, the decline was concentrated in Color Cosmetics, particularly in Sally Hansen, which was impacted by the sudden and sharp trend inversion in the U.S. nail market as well as increased competitiveness in the category. Fragrances grew 1%, led by power brands Calvin Klein, Chloé and Davidoff. Skin & Body Care had a marginal decline, with philosophy recording solid growth for the second consecutive quarter.

Gross margin decreased to 59.9% compared to 60.7% in the prior-year period. This decline primarily reflected higher customer discounts and allowances to maintain competitive positions in the highly promotional European market, as well as negative foreign currency impact. The decline more than offset the solid reduction in cost of goods sold, generated by our supply chain savings program and the positive effect of mix as sales of our products sold through the prestige channel increased as a proportion of our total net revenues.

Adjusted SG&A expense as a percentage of net revenues remained flat at 42.2%.

Operating income remained stable at $165.6 million versus $165.9 million in the prior-year period. Lower SG&A expense was offset by higher cost of sales.

Adjusted operating income declined 8% to $186.1 million at actual rates, from $203.0 million in the prior-year period. As a percentage of net revenues, adjusted operating margin decreased 90 basis points to 15.8% from 16.7%, primarily driven by a lower gross margin and higher amortization expense.

Adjusted effective tax rate was 30.7% compared to 32.4% in the prior-year period. The decrease reflected a higher effective rate in the prior year due to the expected expiration in 2012 of certain U.S. tax credits on foreign source income which were reinstated in 2013. The adjusted cash tax rate for the quarter was 10.5%.

Page 2 of 17 – Coty Inc. Reports First Quarter Fiscal 2014 Results

Net income increased to $93.5 million from $86.7 million in the prior-year period. This increase primarily reflected stable operating income and lower tax expense relative to the prior-year period.

Adjusted net income decreased to $108.3 million from $117.8 million in the prior-year period, primarily reflecting lower adjusted operating income, partially offset by lower income taxes. As a percentage of net revenues, adjusted net income margin decreased 50 basis points to 9.2% from 9.7%.

Cash Flows

•	Net cash provided by operating activities, excluding cash used for private company stock option exercises, increased to $101.2 million from a use of ($21.8) million in the prior-year period. This $123.0 million increase was driven by a significant improvement in working capital, driven by trade receivables, inventory and accounts payable.
•	Net debt decreased by $29.9 million to $1,679.9 million from $1,709.8 million at June 30, 2013.
•	Free cash flow increased by $117.4 million to $35.6 million in the quarter compared to ($81.8) million in the prior year.

First Quarter Fiscal 2014 Business Review by Segment

	Three Months Ended September 30,
						Adjusted
			Change			Operating		Change
	Net Revenues		Reported	Constant		Income (Loss)		Reported	Constant
(in millions)	2013	2012	Basis	Currency	Like-for-like	2013	2012	Basis	Currency

Fragrances	$704.5	$702.5	0%	0%	1%	$152.8	$134.3	14%	14%
Color Cosmetics	311.5	347.7	(10%)	(10%)	(10%)	36.8	73.2	(50%)	(48%)
Skin & Body Care	162.2	162.9	(0%)	(2%)	(2%)	(3.5)	(4.5)	(22%)	(24%)
Total	$1,178.2	$1,213.1	(3%)	(3%)	(3%)	$186.1	$203.0	(8%)	(7%)

Fragrances

•	Increased net revenues on a like-for-like basis reflected growth in our power brands Calvin Klein, Chloé, and Davidoff.
•	Segment growth was also driven by the strengthening of the Roberto Cavalli brand through new launches Just Cavalli for him and Just Cavalli for her, and the new launch of Katy Perry’s Killer Queen.
•	Overall growth was mitigated by the decline in certain celebrity fragrances and by expired licenses, including Kenneth Cole.
•	Adjusted operating income for Fragrances increased 14% to $152.8 million from $134.3 million in the prior-year period, resulting in 21.7% adjusted operating income margin, an improvement of 260 basis points versus the prior year.

Color Cosmetics

•	Net revenues declined in the Color Cosmetics segment in part due to significant destocking across key mass retailers in the U.S. following a demand slowdown especially in the Nail category. This, together with increased competitiveness in the category, has particularly impacted Sally Hansen’s performance.
•	Rimmel continued to grow during the quarter, supported by a strong innovation pipeline. Over the last 12 months, Rimmel has been the fastest growing color cosmetics brand within the top 10 in the U.S. mass market.

Page 3 of 17 – Coty Inc. Reports First Quarter Fiscal 2014 Results

•	Adjusted operating income for Color Cosmetics decreased to $36.8 million from $73.2 million in the prior-year period, resulting in 11.8% adjusted operating income margin, a decline of 930 basis points compared to the prior-year period.

Skin & Body Care

•	Skin & Body Care net revenues declined by $2.5 million, or 2% on a like-for-like basis, due to declines in the TJoy brand, mostly due to distribution network reorganization.
•	philosophy recorded solid growth for the second quarter in a row. The brand experienced growth across key retailer customers and our direct-to-consumer business in the U.S., thanks to the impact of the new innovation plan. Positive progress in international expansion also fueled the brand strength. adidas was in line with the prior year period, as strong momentum in emerging markets was offset by softness in the European and U.S. markets.
•	Adjusted operating loss for Skin & Body Care was $(3.5) million compared to $(4.5) million in the prior-year period, resulting in a 60 basis point improvement in the adjusted operating margin.

First Quarter Fiscal 2014 Business Review by Geographic Region

	Three Months Ended September 30,

			Change
	Net Revenues		Reported	Constant
(in millions)	2013	2012	Basis	Currency	Like-for-like

Americas	$468.6	$530.6	(12%)	(11%)	(10%)
EMEA	569.0	544.9	4%	2%	2%
Asia Pacific	140.6	137.6	2%	7%	7%
Total	$1,178.2	$1,213.1	(3%)	(3%)	(3%)

Americas

•	The net revenues decrease in the region reflected a significant decline in the U.S., driven by weakness in the mass color cosmetics and fragrance markets, with particular pressure in the nail category.
•	Emerging markets in the region, particularly Brazil, Chile, and Travel Retail experienced double-digit growth.

Europe, Middle East & Africa

•	Growth was driven both by developed markets, including the U.K. and Travel Retail, and by emerging markets in the region, primarily the Middle East and Travel Retail.
•	Key brands contributing to the growth in the region included Chloé, Davidoff, Roberto Cavalli, Katy Perry, and OPI.
•	Growth in the region was achieved despite recessive market conditions in Southern Europe and a slow-down of the U.K. and Eastern European markets. These market dynamics increased promotional pressure and trade discounting.

Asia Pacific

•	The Company recorded double-digit growth in Australia in part due to growth in power brands Calvin Klein, Rimmel, and adidas.
•	The region also saw growth in Singapore, Travel Retail, and Hong Kong.

Page 4 of 17 – Coty Inc. Reports First Quarter Fiscal 2014 Results

Outlook for Fiscal 2014 Second Quarter and Full Year

The Company expects to see the challenges coming from the market slowdown and trade destocking in the U.S. and from the highly promotional environment in Europe to continue in the next quarter. In the second half, Coty targets returning to top-line growth in line with or better than the markets where the Company competes, fueled by further acceleration of its growth in emerging markets, competitive innovation, and investment plans supporting its power brands.

Other noteworthy Company developments since the closing of the quarter include:

•	Coty and Prada Group announced an exclusive license agreement to create, develop and distribute a signature line of fragrances under the Miu Miu name. The Miu Miu fragrance line is expected to debut in 2015.
•	Coty entered into a framework agreement with our existing commercial partner in South Africa, Indigo Brands, a member of the South Africa-based AVI Brands Group. The new arrangement shifts control of our business to Coty’s wholly owned subsidiary in South Africa, and gives Coty greater opportunity to grow and expand its brands’ presence throughout Sub-Saharan Africa.

Conference Call

Coty Inc. will host a conference call at 9:30 a.m. (ET) today, November 7, 2013 to discuss its results. The dial-in number for the call is 866-318-8613 in the U.S. or 617-399-5132 internationally (conference passcode number: 96003062). The call will also be webcast live at http://investors.coty.com. The conference call will be available for replay. The replay dial-in number is 888-286-8010 in the U.S. or 617-801-6888 internationally (conference passcode number: 50568575).

About Coty Inc.

Coty is a leading global beauty company with net revenues of $4.6 billion for the fiscal year ended June 30, 2013. Founded in Paris in 1904, Coty is a pure play beauty company with a portfolio of well-known fragrances, color cosmetics and skin & body care products sold in over 130 countries and territories. Coty’s product offerings include such power brands as adidas, Calvin Klein, Chloé, Davidoff, Marc Jacobs, OPI, philosophy, Playboy, Rimmel and Sally Hansen.

For additional information about Coty Inc., please visit www.coty.com.

Forward Looking Statements

Certain statements in this release are forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, our future operations and financial performance; expected growth; our ability to support our planned business operation on a near- and long-term basis and our outlook for fiscal 2014’s second quarter and full year. These forward-looking statements are generally identified by words or phrases, such as “anticipate”, “estimate”, “plan”, “project”, “expect”, “believe”, “intend”, “foresee”, “forecast”, “will”, “may”, “should,” “outlook,” “continue,” “intend,” “aim” and similar words or phrases.

Reported results should not be considered an indication of future performance, and actual results may differ materially from the results predicted due to risks and uncertainties including:

•	our ability to achieve our global business strategy and compete effectively in the beauty industry;

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•	our ability to anticipate, gauge and respond to market trends and consumer preferences, which may change rapidly;
•	our ability to identify suitable acquisition targets and managerial, integration, operational and financial risks associated with those acquisitions;
•	risks related to our international operations, including foreign political, regulatory, economic and reputational risks;
•	dependence on certain licenses, entities performing outsourced functions and third-party suppliers;
•	our and our brand partners’ and licensors’ ability to obtain, maintain and protect the intellectual property rights used in our products and our abilities to protect our respective reputations;
•	impairments to our goodwill and other assets;
•	global political and/or economic uncertainties or disruptions, including a general economic downturn, the debt crisis and economic environment in Europe, a sudden disruption in business conditions affecting consumer purchases of our products, volatility in the financial markets and fluctuations in currency exchange rates;
•	our ability to manage seasonal variability;
•	consolidation among retailers, shifts in consumers’ preferred distribution channels, and other changes in the retail environment in which we sell our products;
•	disruptions in operations;
•	increasing dependency on information technology and our ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches;
•	changes in laws, regulations and policies that affect our business or products;
•	market acceptance of new product introductions; and
•	the illegal distribution and sale by third parties of counterfeit versions of our products;

More information about potential risks and uncertainties that could affect our business and financial results is included under “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and other periodic reports the Company may file with the Securities and Exchange Commission from time to time.

The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

For more information:

Investor Relations
Kevin Monaco, 212-389-6815, Senior Vice President, Treasurer and Investor Relations

Media
Catherine Walsh, 212-389-7346, Senior Vice President, Corporate Communications

Page 6 of 17 – Coty Inc. Reports First Quarter Fiscal 2014 Results

Non-GAAP Financial Measures

The company operates on a global basis, with the majority of net revenues generated outside of the U.S. Accordingly, fluctuations in foreign currency exchange rates can affect results of operations. Therefore, to supplement financial results presented in accordance with GAAP, certain financial information is presented excluding the impact of foreign currency exchange translations to provide a framework for assessing how the underlying businesses performed excluding the impact of foreign currency exchange translations (“constant currency”). Constant currency information compares results between periods as if exchange rates had remained constant period-over-period, with the current period’s results calculated at the prior-year period’s rates. The Company calculates constant currency information by translating current and prior-period results for entities reporting in currencies other than U.S. dollars into U.S. dollars using constant foreign currency exchange rates. The constant currency calculations do not adjust for the impact of revaluing specific transactions denominated in a currency that is different to the functional currency of that entity when exchange rates fluctuate. The constant currency information presented may not be comparable to similarly titled measures reported by other companies. The Company discloses the following constant currency financial measures: net revenues, adjusted SG&A expense and adjusted operating income.

The Company presents growth on a like-for-like basis. The Company believes that like-for-like growth better enables management and investors to analyze and compare our organic growth from period to period.  In the periods described in this release, like-for-like growth excludes the impact of foreign currency exchange translations, the divestiture of one of our licenses and the expiration of a certain North American service agreement that was not renewed and does not exclude revenues from the acquisition of a third-party distributor.   For reconciliation of our net revenues like-for-like growth, see the table entitled “Reconciliation of Reported Net revenues to Like-For-Like Net Revenues.”  For a reconciliation of our like-for-like growth by segment and geographic region, see the tables entitled “Net Revenues and Adjusted Operating Income by Segment” and “Net Revenues by Geographic Regions.”

The Company presents SG&A expense, operating income, effective tax rate, net income and EPS on a non-GAAP basis and specifies that these measures are non-GAAP by using the term “adjusted”. The Company believes these non-GAAP financial measures better enable management and investors to analyze and compare the underlying business results from period to period. In calculating adjusted SG&A expense, operating income, effective tax rate, net income and EPS, the Company excludes the impact of nonrecurring items, private company share-based compensation expense and restructuring costs, to the extent applicable. The Company has provided a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP. For a reconciliation of adjusted SG&A expense to SG&A expense, and adjusted EPS to EPS, see the table entitled “Reconciliation of Reported to Adjusted Results for the Consolidated Statements of Operation.” For a reconciliation of adjusted operating income to operating income, see the table entitled “Reconciliation of Reported Operating Income to Adjusted Operating Income.” For a reconciliation of adjusted effective tax rate to effective tax rate, see the table entitled “Reconciliation of Reported Income Before Income Taxes and Effective Tax Rates to Adjusted Income Before Income Taxes and Effective Taxes.” For a reconciliation of adjusted net income to net income, see the table entitled “Reconciliation of Reported Net Income to Adjusted Net Income.”

The Company also presents free cash flow. Free cash flow is defined as net cash provided by operating activities, less capital expenditures and the contingent purchase price consideration payments of up to $30.0 per year related to the Unilever Cosmetics International acquisition. Free cash flow excludes cash used for private company stock option exercises and cash used for acquisitions. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions. For a reconciliation of Free Cash Flow, see the table entitled “reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow”.

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These non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

- Tables Follow –

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COTY INC.
SUPPLEMENTAL SCHEDULES INCLUDING RECONCILIATION OF NON-GAAP
FINANCIAL MEASURES

RECONCILIATION OF REPORTED TO ADJUSTED RESULTS FOR THE CONSOLIDATED STATEMENTS OF OPERATIONS

These supplemental schedules provide adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	Three Months Ended September 30, 2013
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)	Foreign Currency Translation	Adjusted Results at Constant Currency

Net revenues	$1,178.2	$—	$1,178.2	$(2.1)	$1,176.1
Cost of sales	472.0	—	472.0	0.9	472.9
Gross Profit	706.2	—	706.2	(3.0)	703.2
as % of Net revenues	59.9%		59.9%		59.8%
Selling, general and administrative expenses	516.4	18.9	497.5	(4.9)	492.6
as % of Net revenues	43.8%		42.2%		41.9%
Amortization expense	22.6	—	22.6	(0.3)	22.3
Restructuring costs	1.6	1.6	—	—	—
Operating income	165.6	20.5	186.1	$2.2	$188.3
as % of Net revenues	14.1%		15.8%		16.0%
Interest expense, net	17.4	—	17.4
Other (income), net	(0.2)	—	(0.2)
Income before income taxes	148.4	20.5	168.9
Provision for income taxes	46.2	(5.7)	51.9
Net income	102.2	14.8	117.0
Net income attributable to noncontrolling interests	4.3	—	4.3
Net income attributable to redeemable noncontrolling interests	4.4	—	4.4
Net income attributable to Coty Inc.	$93.5	$14.8	$108.3
as % of Net revenues	7.9%		9.2%

EPS (diluted)	0.24		0.28

	Three Months Ended September 30, 2012
	Reported		Adjusted
(in millions)	(GAAP)	Adjustments(a)	(Non-GAAP)

Net revenues	$1,213.1	$—	$1,213.1
Cost of sales	476.4	—	476.4
Gross Profit	736.7	—	736.7
as % of Net revenues	60.7%		60.7%
Selling, general and administrative expenses	548.9	37.1	511.8
as % of Net revenues	45.2%		42.2%
Amortization expense	21.9	—	21.9
Restructuring costs	—	—	—
Operating (loss) income	165.9	37.1	203.0
as % of Net revenues	13.7%		16.7%
Interest expense, net	16.9	—	16.9
Other (income), net	(0.2)	—	(0.2)
Income before income taxes	149.2	37.1	186.3
Provision for income taxes	54.4	(6.0)	60.4
Net income	94.8	31.1	125.9
Net income attributable to noncontrolling interests	3.8	—	3.8
Net income attributable to redeemable noncontrolling interests	4.3	—	4.3
Net income attributable to Coty Inc.	$86.7	$31.1	$117.8
as % of Net revenues	7.1%		9.7%

EPS (diluted)	0.22		0.30

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operating Income” and “Reconciliation of Reported Net Income to Adjusted Net Income” for a detailed description of adjusted items .

Page 9 of 17 – Coty Inc. Reports First Quarter Fiscal 2014 Results

RECONCILIATION OF REPORTED OPERATING INCOME TO ADJUSTED OPERATING INCOME

	Three Months Ended September 30,
(in millions)	2013	2012	Change
Reported Operating Income	$165.6	$165.9	(0%)
% of Net revenues	14.1%	13.7%
Share-based compensation expense adjustment (a)	9.9	29.5	(66%)
Reported Operating Income adjusted for share-based
compensation adjustment	$175.5	$195.4	(10%)
% of Net revenues	14.9%	16.1%
Other adjustments:
Real estate consolidation program costs (b)	6.7	5.2	29%
Restructuring and other business realignment costs (c)	2.8	0.7	>100%
Public entity preparedness costs (d)	0.9	1.7	(47%)
Acquisition-related costs (e)	0.2	0.0	N/A
Total other adjustments to Reported Operating Income	10.6	7.6	39%
Adjusted Operating Income	$186.1	$203.0	(8%)
% of Net revenues	15.8%	16.7%

(a)	Following June 12, 2013, the effective date of the share-based compensation plan amendments, the component of share-based compensation expense represents the difference between equity plan accounting using the grant date fair value and equity plan accounting using the June 12, 2013 fair value. Prior to June 12, 2013, the component of the share-based compensation expense included represented the difference between share-based compensation expense accounted for under equity plan accounting based on grant date fair value, and under liability plan accounting. These amounts are included in selling, general and administrative expenses in the Consolidated Statements of Operations in Corporate.

(b)	Charges related to the consolidation of real estate in New York. The Company expects to incur additional costs associated with the consolidation of real estate in New York during the remainder of fiscal 2014. The Company expects the real estate consolidation program to be completed in fiscal 2014. These amounts are included in selling, general and administrative expenses in the Consolidated Statements of Operations in Corporate.

(c)	Charges related to restructuring programs and other business realignment costs. These amounts are included in restructuring costs and selling, general and administrative expenses in the Consolidated Statements of Operations in Corporate.

(d)	Charges in fiscal 2014 related to a third party expense reimbursement to JAB Holdings II B.V., Berkshire Partners LLC and Rhone Capital L.L.C., and remaining other costs associated with the Company’s initial public offering. Charges in 2013 related to consulting and legal fees associated with preparation and filing of the registration statement for the Company’s initial public offering. These amounts are included in selling, general and administrative expenses in the Consolidated Statements of Operations in Corporate.

(e)	Acquisition-related costs incurred in connection with certain completed and/or contemplated business combinations. These amounts are included in selling, general and administrative expenses in the Consolidated Statements of Operations in Corporate.

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RECONCILIATION OF REPORTED INCOME BEFORE INCOME TAXES AND EFFECTIVE TAX RATES TO ADJUSTED INCOME BEFORE INCOME TAXES AND EFFECTIVE TAX RATES

	Three Months Ended September 30, 2013			Three Months Ended September 30, 2012
(in millions)	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate

Reported income before income taxes	$148.4	46.2	31.1%	$149.2	54.4	36.5%
Share-based compensation expense adjustment(a)	9.9	1.8		29.5	2.9
Other adjustments to Operating Income(a)	10.6	3.9		7.6	3.1
Adjusted Income Before Income Taxes	$168.9	$51.9	30.7%	$186.3	$60.4	32.4%

(a)	See “Reconciliation of Operating Income to Adjusted Operating Income.”

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RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

	Three Months Ended September 30,
(in millions)	2013	2012	Change
Reported Net Income Attributable to Coty Inc.	$93.5	$86.7	8%
% of Net revenues	7.9%	7.1%
Share-based compensation expense adjustment (a)	9.9	29.5	(66%)
Change in tax provision due to share-based compensation expense adjustment	(1.8)	(2.9)	38%

Net Income adjusted for share-based compensation expense adjustment	101.6	113.3	(10%)
% of Net revenues	8.6%	9.3%
Other adjustments to Operating Income (a)	10.6	7.6	39%
Change in tax provision due to other adjustments to Reported Net Income Attributable to Coty Inc.	(3.9)	(3.1)	(26%)
Adjusted Net Income attributable to Coty Inc.	$108.3	$117.8	(8%)
% of Net revenues	9.2%	9.7%
Per Share Data:
Weighted-average common shares
Basic	384.0	379.6
Diluted	393.5	395.8
Adjusted Net Income Attributable to Coty Inc. per Common Share (b):
Basic	0.28	0.31
Diluted	0.28	0.30

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operating Income.”

(b)	The current cash tax benefit associated with the amortization of goodwill and other intangible assets for OPI and Philosophy was $6.0 as of September 30, 2013 and 2012. This tax benefit is not reflected in Adjusted Net Income Attributable to Coty Inc. The impact of this tax benefit per share is $0.02 for the three months ended September 30, 2013 and 2012.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Three Months Ended September 30,
(in millions)	2013	2012
Net cash provided by (used in) operating activities	$101.2	$(24.7)
Capital expenditures	(65.6)	(60.0)
Free cash flow	$35.6	$(84.7)

Cash used for private company stock option exercises	—	2.9
Free cash flow excluding cash used for private company stock option exercises	$35.6	$(81.8)

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NET REVENUES AND ADJUSTED OPERATING INCOME BY SEGMENT

	Three Months Ended September 30,
						Adjusted
			Change			Operating		Change
	Net Revenues		Reported	Constant		Income (Loss)		Reported	Constant
(in millions)	2013	2012	Basis	Currency	Like-for-like	2013	2012	Basis	Currency

Fragrances	$704.5	$702.5	0%	0%	1%	$152.8	$134.3	14%	14%
Color Cosmetics	311.5	347.7	(10%)	(10%)	(10%)	36.8	73.2	(50%)	(48%)
Skin & Body Care	162.2	162.9	(0%)	(2%)	(2%)	(3.5)	(4.5)	(22%)	(24%)
Total	$1,178.2	$1,213.1	(3%)	(3%)	(3%)	$186.1	$203.0	(8%)	(7%)

NET REVENUES BY GEOGRAPHIC REGION

	Three Months Ended September 30,

			Change
	Net Revenues		Reported	Constant
(in millions)	2013	2012	Basis	Currency	Like-for-like

Americas	$468.6	$530.6	(12%)	(11%)	(10%)
EMEA	569.0	544.9	4%	2%	2%
Asia Pacific	140.6	137.6	2%	7%	7%
Total	$1,178.2	$1,213.1	(3%)	(3%)	(3%)

RECONCILIATION OF REPORTED NET REVENUES TO LIKE-FOR-LIKE NET REVENUES

Like-for-Like Net Revenues Reconciliation - Total Coty

	Three Months Ended September 30,

(in millions)	2013	2012	Change

Reported Net Revenues	$1,178.2	$1,213.1	(3%)
Net Revenues from 2013 Ceased Activities (a)	2.3	8.2	(72%)
Net Revenues (excluding 2013 Ceased Activities)	$1,175.9	$1,204.9	(2%)

Net Revenues at Constant Rates	$1,176.1	$1,213.1	(3%)
Net Revenues at Constant Rates (excluding 2013 Ceased Activities)	$1,173.8	$1,204.9	(3%)

(a) 2013 Ceased Activities in fiscal 2013 include the divestiture of one of our licenses and expiration of a certain North American service agreement that was not renewed.

Page 13 of 17 – Coty Inc. Reports First Quarter Fiscal 2014 Results

RECONCILIATION OF REPORTED OPERATING INCOME TO ADJUSTED OPERATING INCOME BY SEGMENT

	Three Months Ended September 30, 2013
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)	Foreign Currency Translation	Adjusted Results at Constant Currency
OPERATING INCOME (LOSS)
Fragrances	$152.8	$0.0	$152.8	$0.7	$153.5
Color Cosmetics	36.8	0.0	36.8	1.4	38.2
Skin & Body Care	(3.5)	0.0	(3.5)	0.1	(3.4)
Corporate	(20.5)	(20.5)	0.0	0.0	0.0
Total	$165.6	$(20.5)	$186.1	$2.2	$188.3

OPERATING MARGIN
Fragrances	21.7%		21.7%		21.8%
Color Cosmetics	11.8%		11.8%		12.2%
Skin & Body Care	(2.2)%		(2.2)%		(2.1)%
Corporate	N/A		N/A		N/A
Total	14.1%		15.8%		16.0%

	Three Months Ended September 30, 2012

(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)
OPERATING INCOME (LOSS)
Fragrances	$134.3	$0.0	$134.3
Color Cosmetics	73.2	0.0	73.2
Skin & Body Care	(4.5)	0.0	(4.5)
Corporate	(37.1)	(37.1)	0.0
Total	$165.9	$(37.1)	$203.0

OPERATING MARGIN
Fragrances	19.1%		19.1%
Color Cosmetics	21.1%		21.1%
Skin & Body Care	(2.8)%		(2.8)%
Corporate	N/A		N/A
Total	13.7%		16.7%

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operated Income” for a detailed description of adjusted items.

Page 14 of 17 – Coty Inc. Reports First Quarter Fiscal 2014 Results

COTY INC. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
(in millions, except per share data)	2013	2012

Net revenues	$1,178.2	$1,213.1
Cost of sales	472.0	476.4
as % of Net revenues	40.1%	39.3%
Gross profit	706.2	736.7
Gross margin	59.9%	60.7%
Selling, general and administrative expenses	516.4	548.9
as % of Net revenues	43.8%	45.2%
Amortization expense	22.6	21.9
Restructuring costs	1.6	—
Operating income	165.6	165.9
as % of Net revenues	14.1%	13.7%
Interest expense, net	17.4	16.9
Other income	(0.2)	(0.2)
Income before income taxes	148.4	149.2
as % of Net revenues	12.6%	12.3%
Provision for income taxes	46.2	54.4
Net income	102.2	94.8
as % of Net revenues	8.7%	7.8%
Net income attributable to noncontrolling interests	4.3	3.8
Net income attributable to redeemable noncontrolling interests	4.4	4.3
Net income attributable to Coty Inc.	$93.5	$86.7
as % of Net revenues	7.9%	7.1%
Net income attributable to Coty Inc. per common share:
Basic	$0.24	$0.23
Diluted	0.24	0.22
Weighted-average common shares outstanding:
Basic	384.0	379.6
Diluted	393.5	395.8

Page 15 of 17 – Coty Inc. Reports First Quarter Fiscal 2014 Results

COTY INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS BALANCE SHEETS

	September 30,	June 30,
(in millions)	2013	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$946.8	$920.4
Trade receivables—less allowances of $19.5 and $14.5, respectively	789.7	622.7
Inventories	664.7	608.2
Prepaid expenses and other current assets	167.7	191.2
Deferred income taxes	74.9	74.4
Total current assets	2,643.8	2,416.9
Property and equipment, net	513.2	500.7
Goodwill	1,568.1	1,543.2
Other intangible assets, net	1,948.5	1,956.6
Deferred income taxes	11.2	9.2
Other noncurrent assets	44.4	43.4
TOTAL ASSETS	$6,729.2	$6,470.0
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$753.0	$711.7
Accrued expenses and other current liabilities	780.9	671.1
Short-term debt and current portion of long-term debt	31.5	40.1
Income and other taxes payable	18.5	34.8
Deferred income taxes	5.7	5.5
Total current liabilities	1,589.6	1,463.2
Long-term debt	2,595.2	2,590.1
Pension and post-employment benefits	247.1	241.3
Deferred income taxes	357.6	320.0
Other noncurrent liabilities	248.8	239.9
Total liabilities	5,038.3	4,854.5
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	106.6	105.8
EQUITY:
Common stock	3.8	3.8
Additional paid-in capital	1,880.8	1,943.9
Accumulated deficit	(235.5)	(329.0)
Accumulated other comprehensive loss	(75.1)	(118.6)
Treasury stock	(6.3)	(6.1)
Total Coty Inc. stockholders’ equity	1,567.7	1,494.0
Noncontrolling interests	16.6	15.7
Total equity	1,584.3	1,509.7
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$6,729.2	$6,470.0

Page 16 of 17 – Coty Inc. Reports First Quarter Fiscal 2014 Results

COTY INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
(in millions)	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$102.2	$94.8
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	64.8	61.4
Deferred income taxes	30.9	5.0
Provision for bad debts	3.0	1.2
Provision for pension and other post-employment benefits	4.5	4.2
Share-based compensation	14.2	35.0
Other	2.5	0.9
Change in operating assets and liabilities:
Trade receivables	(156.0)	(245.1)
Inventories	(45.2)	(82.4)
Prepaid expenses and other assets	21.6	10.1
Accounts payable	40.3	(0.4)
Accrued expenses and other liabilities	21.9	52.3
Tax accruals	(3.5)	38.3
Net cash provided by (used in) operating activities	101.2	(24.7)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(65.6)	(60.0)
Payments for business combinations, net of cash acquired	(25.0)	(8.0)
Net cash used in investing activities	(90.6)	(68.0)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term debt, original maturity more than three months	5.2	8.8
Repayments of short-term debt, original maturity more than three months	(13.3)	(8.8)
Net proceeds from (repayments of) short-term debt	4.2	(5.7)
Proceeds from revolving loan facilities	175.0	233.5
Repayments of revolving loan facilities	(175.0)	(152.0)
Repayments of term loans	—	(31.3)
Net proceeds from issuance of Common Stock	1.6	0.6
Payments for repurchase of Common Stock	(0.2)	—
Net (payments) proceeds from foreign currency contracts	(0.2)	0.8
Payment for business combination—contingent consideration	(1.1)	—
Proceeds from mandatorily redeemable noncontrolling interests	2.2	—
Proceeds from noncontrolling interests	—	1.7
Distributions to noncontrolling interests	(3.6)	(8.5)
Distributions to redeemable noncontrolling interests	(4.0)	(4.0)
Payment of deferred financing fees	(0.5)	—
Net cash (used in) provided by financing activities	(9.7)	35.1
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	25.5	16.6
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	26.4	(41.0)
CASH AND CASH EQUIVALENTS—Beginning of period	920.4	609.4
CASH AND CASH EQUIVALENTS—End of period	$946.8	$568.4
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Cash paid during the year for interest	$9.5	$11.3
Cash paid during the year for income taxes	17.7	10.4
SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING AND INVESTING ACTIVITIES
Accrued capital expenditure additions	$35.7	$12.7

Page 17 of 17 – Coty Inc. Reports First Quarter Fiscal 2014 Results